                                                                   EXHIBIT 10.14

                                LEASE AGREEMENT

                                    BETWEEN

                        PARQUE INDUSTRIAL ITABO, S. A.

                                      AND

                             CONTROL DEVICES, INC.

                                     INDEX

Article   Title                                              Page
1.       Definitions and list of attachments                  2

2.       Scope of contract                                    3

3.       Operating License                                    3

4.       Beneficial Occupancy                                 3

5.       Duration and extensions                              3

6.       Rent                                                 4

7.       Deposit                                              5

8.       Changes and improvements                             5

9.       Public Utilities                                     6

10.      Maintenance and Repairs                              6

11.      Total or partial destruction                         7

12.      Insurances                                           7

13.      Assignment and sublease                              7

14.      Access to the Building                               8

15.      Rescission by THE LESSOR                             8

16.      Rescission by THE LESSEE                             9

17.      Real estate taxes                                    9

18.      Mortgage or sale                                     9

19.      Legal expenses                                       9

20.      Arbitration                                          9

21.      Notices and service of process                      10

                                 LEASE AGREEMENT

BETWEEN:

     As party of the first part, PARQUE INDUSTRIAL ITABO, S. A., a corporation existing under the laws of the Dominican Republic, with its main place of business at the Itabo Industrial Park near the town of Haina, Province of San Cristobal, Dominican Republic, herein represented by its President, Mr. Manuel
E. Tavares, hereinafter "THE LESSOR", and, as party of the second part,

CONTROL DEVICES INC., a corporation existing under the laws of Indiana, U.S.A., having its local place of business in the Buildings being leased hereunder, located in the Itabo Industrial Park, herein represented by its president, Mr. Bruce Atkinson, which shall hereinafter be referred to as "THE LESSEE."

     WHEREAS: Decree No. 3192 of August 2, 1985, placed the Industrial Free Zone of the Province of San Cristobal (hereinafter "the Zone") under the technical and operational management of PIISA;

     WHEREAS: Until 13 May 1996, THE LESSEE was occupying the Building (as hereinafter defined) under a lease from Westinghouse Dominicana, S.A. (WEDSA).

     WHEREAS: On that date, THE LESSOR purchased from WEDSA all of its real estate in the Zone, including the area on which the Building is situated, and assumed all of the rights and obligations of WEDSA under its lease with THE LESSEE.

     WHEREAS: The lease between THE LESSEE and WEDSA is scheduled to expire on 28 December 1996.

     WHEREAS: THE LESSOR and THE LESSEE have reached an agreement with respect to the leasing of the Building to become effective when the current lease between THE LESSEE and WEDSA expires.

     THEREFORE, the parties,

                                AGREE AS FOLLOWS

     1.  DEFINITIONS AND LIST OF ATTACHMENTS:

     (a)  "Building" means the building described in Section 2.
     (b) "Zone" shall mean the Industrial Free Zone of San Cristobal, also known as the Itabo Industrial Park.

     (c) "Date of Beneficial Occupancy" shall mean the date on which the present lease commences, such date being December 28, 1996.

     This lease includes the following attachments, all of which form a part thereof:

     Attachment A:  General Plan of the Zone
     Attachment B:  General Layout of the Building

     2. SCOPE OF THE CONTRACT: THE LESSOR agrees to rent to THE LESSEE the Building described as follows:

A 25,567 square foot building, referred to as Building No 8-A on the General Plan of the Zone, together with the fixtures and improvements located thereon, but excluding office equipment, computers, and production equipment, and with all the rights, easements and appurtenances thereon or otherwise usually held and employed.

     PARAGRAPH I: THE LESSOR guarantees to THE LESSEE the peaceful use and enjoyment of the Building and the free access thereto. In the event that such peaceful use and enjoyment is impeded by the exercise of the power of eminent domain or any other act of authority, THE LESSEE shall have the right to terminate this lease.

     PARAGRAPH II: THE LESSEE shall have an option, during the first three years of this lease, to cause THE LESSOR to construct, and to lease from THE LESSOR, an expansion of 11,000 square feet with the same construction termination and requirements as the Building. Such option must be exercised by notice in writing to THE LESSOR. The exercise of this option will automatically result in an extension of the present lease for a new six-year term from the date of Beneficial Occupancy of the expansion. The rent for the expansion, if this option is exercised during 1997, will be US$5.50 per square foot per year; if the option is exerciese during 1998, the rent will be US$5.75; and if it is exercised during 1999, the rent will be US$6.00.

     3. OPERATING LICENSE: THE LESSEE declares that it holds an operating license from the National Free Zone Council under Law No. 8-90.

     4. BENEFICIAL OCCUPANCY: This lease will become effective on the 28th day of December, 1996. THE LESSEE agrees that it will make no claims against THE LESSOR for defects in the Building which arose prior to the date of Beneficial Occupancy.

     5. DURATION AND EXTENSIONS: This lease shall have a duration of six (6) years from the Date of Beneficial Occupancy.

     PARAGRAPH I: THE LESSEE shall have an option for another six-year extension of the original lease term, followed by another option for a further six-year extension, provided that it is up to date in the payment of the rent and is complying with its other obligations. Each option may be exercised by notice given to THE LESSOR not less than six (6) months prior to the expiration of the term. During any extension of this lease, the terms and conditions thereof shall remain in effect, except for the amount of rent, which shall be adjusted as set forth in the following clause in relation to each extension.

     PARAGRAPH II: At the termination of this lease, THE LESSEE shall deliver the Building and any expansion to THE LESSOR in the same condition in which it was at the inception of this lease, ordinary wear and tear excepted, without need for any notice of eviction or other formality. In case the Building is not immediately vacated, THE LESSEE shall be required to pay the rent which THE LESSOR is charging in its new contracts until the Building is effectively returned to THE LESSOR.

     6. RENT: The rent for the first six-year term of this lease is the sum of US$11,718.21 per month, legal currency of the United States of America, payable during the first ten (10) days of each month, beginning in January, 1997. This rent is calculated at a rate of US$5.50 per square foot per year.

     PARAGRAPH I: At the expiration of the first term, the rent will be adjusted by taking into account the cumulative annual changes in the Consumer Price Index since December 31, 1996. Thereafter, each year the rent will be adjusted by taking into account the change in the Consumer Price Index of the preceding year. The adjustment for the first few months of each year, until the CPI figure is published, will be retroactive to the first of the year.

     PARAGRAPH II: THE LESSEE shall pay the monthly rent at a U.S. bank designated by THE LESSOR in accordance with the latter's instructions.

     PARAGRAPH III: So long as THE LESSEE remains under a legal duty to cover its rent by exchanging dollars at a commercial bank, THE LESSOR agrees to act as its agent for this purpose and to effectuate the exchange of each rent payment at such a bank within 30 days from the date of receipt thereof, and within that time to furnish THE LESSEE with a copy of the form evidencing such exchange. Should THE LESSOR fail to carry out its obligation stated in this paragraph, THE LESSEE shall so notify THE LESSOR in writing, giving THE LESSOR an additional period of ten (10) days in which to cure such failure, after which THE LESSEE shall be entitled, as its exclusive remedy, to make all subsequent rent payments in Dominican pesos at the most favorable rate available in the private bank market after consulting at least three banks and subject to the prior approval of PIISA. With respect to any currency exchange form which THE LESSOR has failed to deliver to THE LESSEE, THE LESSOR shall become liable exclusively for THE LESSEE's cost in procuring such form. THE LESSOR declares that the payment of rents and other amounts hereunder in dollars, under the terms described above, is in harmony with the laws of the Dominican Republic and enjoys the approval of the Central Bank. THE LESSEE's obligation to make rent payments in dollars and the manner thereof shall be conditioned upon the continued lawfulness thereof.

     PARAGRAPH IV: In case of failure to make any monthly rent payment at the corresponding due date, THE LESSEE shall pay penalty interest at the rate of one percent (1%) per year above the prime rate charged by the Chase Manhattan Bank (New York), and such penalty interest shall accrue automatically and without need for a demand.

     7. DEPOSIT: THE LESSOR acknowledges that it has received from WEDSA and holds the sum of US$11,718.21 as security for the performance by THE LESSEE of its obligations hereunder. At the signing of this agreement, THE LESSEE makes a further deposit of US$23,436.42, so that the deposit becomes equal to three (3) months of rent. At the termination of this lease, this sum may be applied as payment of the last three months of rent if THE LESSEE is at that time in full compliance with this lease, including its obligations under Section 10 on Maintenance and Repairs.

     8. CHANGES AND IMPROVEMENTS: THE LESSEE may not make any improvement or substantial change in the Building without the prior written consent of THE LESSOR, which consent shall not be unreasonably withheld. THE LESSEE also agrees that any improvement or change which it may carry out shall not adversely affect the structural strength or value of the Building and shall be executed in a careful and professional manner in compliance with designs approved by THE LESSOR and with all laws, decrees, and national and municipal regulations.

     PARAGRAPH I: If THE LESSEE shall have any contractor other than THE LESSOR construct any changes or improvements to the Building, THE LESSEE shall hold THE LESSOR harmless from and against any claim or lien imposed by contractors or materialmen and against any damages which may result from changes or improvements made by THE LESSEE to the Building.

     PARAGRAPH II: THE LESSOR shall have a right of first refusal to construct and install any improvements or fixtures which THE LESSEE may require on the Building, provided that the cost and other terms and conditions offered by THE LESSOR are competitive with those offered by other companies.

     PARAGRAPH III: At the expiration of this lease, THE LESSEE shall have the right to remove all office equipment, computers, and production equipment, to the exclusion of all other improvements built or installed in the Building, and it shall be obligated to repair any physical damage resulting from such removal.

     9. PUBLIC UTILITIES: THE LESSOR warrants that electrical power lines, telephone lines, and a water distribution system have been installed to the property line. THE LESSEE shall be responsible for contracting with the respective public utilities for the supply of these services. The bonds and monthly charges of the said utilities shall be for the account of THE LESSEE. Any transformer and emergency generator needed for use in the Building shall be acquired for THE LESSEE's account, as shall the purchase of any communications equipment which cannot be rented from the utilities.

     PARAGRAPH: In case THE LESSEE fails to make any payment for these services at the appropriate time, THE LESSOR reserves the right at its discretion to pay for the account of THE LESSEE the amounts owed by it, which amounts shall be repayable within the following ten (10) days with a 5% service fee over the total amount and, in case of a failure to make the payment within this period, with interest at the rate of one percent (1%) per month, payable automatically and without need for a demand.

     10. MAINTENANCE AND REPAIRS: THE LESSEE agrees to maintain the Building in good condition at its own expense with the exception of the defects specified in Paragraph III of this section. To this end, THE LESSEE shall have obligations which include the interior and exterior painting of the Building and general maintenance.

     PARAGRAPH I: THE LESSEE shall also be responsible for the maintenance of all existing fixtures and improvements at its own expense. THE LESSEE shall also be obligated at its own expense to replace all existing fixtures and improvements whenever their useful life expires.

     PARAGRAPH II: In case THE LESSEE does not carry out the maintenance and repair work at the proper times, THE LESSOR may undertake such work for the account of THE LESSEE. The cost of such work shall be subject to immediate reimbursement and shall bear interest automatically and without need for a demand at a rate of one percent (1%) per month from the date on which THE LESSOR makes the respective payment.

     PARAGRAPH III: Notwithstanding the above, THE LESSOR shall be responsible for the repair of hidden or structural defects in the Building, including defects in the roof and foundations, which arise during the effectiveness of this contract. To this end, THE LESSEE shall notify THE LESSOR of the existence of any structural defect as soon as it is discovered, and THE LESSOR shall undertake the repair as soon as possible, in such a way as to interfere as little as possible with the activities of THE LESSEE.

     PARAGRAPH IV. Should THE LESSOR fail to carry out its obligations as outlined in paragraph III above, THE LESSEE may undertake such repairs and shall be entitled to reimbursement for the expense thereof or to deduct the amount thereof from its rent payments.

     11. TOTAL OR PARTIAL DESTRUCTION: In case the Building is totally or partially destroyed, THE LESSEE shall immediately notify THE LESSOR, so that the parties, acting together, can determine whether it is feasible to carry out the reconstruction within a period not exceeding one hundred and twenty (120) days. The parties shall have sixty (60) days in which to make this determination. If the decision is to proceed with the reconstruction, THE LESSOR shall undertake such work for its own account and complete same within the period of 120 days. This lease shall remain in force during the period of repair and reconstruction, except that THE LESSEE shall have the right to a rent reduction during the period of such work in the same proportion as its available working area is reduced as a result of the damage and repair work.

     PARAGRAPH I: If the destruction takes place during the last year of this lease and if THE LESSEE has not exercised its option to extend the term of this lease or expresses its intention not to exercise its option, THE LESSOR shall have the right to terminate this lease with respect to the destroyed Building, regardless of the amount of time which may be required to repair or reconstruct the Building.

     PARAGRAPH II: If the parties determine that the damaged Building cannot be rebuilt within 120 days, THE LESSEE shall have the right to terminate this lease.

     PARAGRAPH III: The parties agree that THE LESSOR's obligation in case of total or partial destruction of the Building shall be limited to the above and that THE LESSEE shall have no claim against THE LESSOR for loss or damage to machinery or equipment, loss due to business interruption, third-party liability or any other consequential damages.

     12. INSURANCES: THE LESSOR shall keep the Building insured during the effectiveness of this lease at the expense of THE LESSEE with an insurance company selected by THE LESSOR under an all-risk policy in an amount equal to the cost of reconstruction thereof. The insurance policy shall be endorsed in favor of THE LESSOR. The cost of the insurance premium will be advanced by THE LESSOR and reimbursable by THE LESSEE within ten (10) days of receipt of invoice.

     PARAGRAPH I: The policy shall provide that the insurance company does not have the right of subrogation against THE LESSOR.

     PARAGRAPH II: All other insurances, including business interruption insurance, third-party liability insurance, and insurance on machinery and equipment, may be obtained directly by THE LESSEE for its own benefit.

     13. ASSIGNMENT AND SUBLEASE: THE LESSEE may not assign nor transfer the rights it holds under this lease, nor sublease the Building in whole or in part, without the prior written consent of THE LESSOR, which shall not be unreasonably withheld, provided, however, that THE LESSEE shall have the right to assign its rights and obligations under this lease or to sublease the Building to its successor or to any of its affiliates, upon notice given in writing to THE LESSOR. In case of an assignment of this lease to an affiliate of THE LESSEE, THE LESSEE shall remain liable as guarantor of the obligations of the affiliate.

     PARAGRAPH I. In no case shall a sublease relieve THE LESSEE of its obligations hereunder. In case THE LESSEE subleases a part of the Building to an unrelated party, and obtains rent by virtue of such sublease which is higher than the rent established hereunder, the excess shall be divided between the parties in equal parts.

     THE LESSOR may transfer or assign its rights and obligations under this contract in whole or in part.

     14. ACCESS TO THE BUILDING: THE LESSEE agrees to give access to the Building to the personnel and executive officers of THE LESSOR during working hours for the purpose of inspecting same, of determining whether or not the Building is being used for the agreed purpose or, if necessary, to carry out any repair or maintenance work that may be required.

     15. RESCISSION BY THE LESSOR: The following situations shall be considered as events of default hereunder and shall allow THE LESSOR, in addition to any other rights or remedies it may have, to rescind this contract without need of a judicial pronouncement by means of a notice which THE LESSOR shall serve upon THE LESSEE through a sheriff:

     (a) THE LESSEE does not make any payment of rent or any other payment required to be made hereunder in the manner and on the date on which it is due, provided that such omission continues for a period of thirty (30) days from the date of a payment demand notified to THE LESSEE in writing;

     (b) Substantial breach on the part of THE LESSEE to perform any other obligation specified in this Agreement, provided such breach continues for a period of thirty (30) days from the receipt by THE LESSEE of a written notice to that effect; provided, however, that if the breach is such that it requires more than thirty (30) days to be cured, THE LESSEE shall not be considered in default if it takes steps to eliminate the default during said period of thirty (30) days and diligently continues such efforts until their conclusion;

     (c) THE LESSEE makes a general assignment of its assets for the benefit of its creditors;

     (d) A petition in bankruptcy is filed by or against THE LESSEE;

     (e) A receiver is appointed and takes posession of all or substantially all of the assets of THE LESSEE;

     (f) An attachment, execution of judgment or other judicial seizure takes place with respect to all or substantially all of the assets of THE LESSEE.